Legg Mason Partners Variable
 Portfolios I, Inc:
 Legg Mason Variable Small
 Cap Growth Porfolio


 Sub Item 77C
Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Director's (the "Board Members"). The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the following proposals: (1) elect
Board Members, and (2) Revise Fundamental Investment
Policies.

Proposal 1: Election of Board Members+

         Item Voted On            Votes For      Authority
                                                 Withheld     Abstenti
                                                                ons

 Nominees:
 Paul R. Ades                                                    0.000
                                64,709,967.85  1,305,481.081
                                0
 Andrew L. Breech                                                0.000
                                64,737,763.51  1,278,045.417
                                4
 Dwight B. Crane                                                 0.000
                                64,720,339.06  1,295,469.868
                                3
 Robert M. Frayn, Jr.                                            0.000
                                64,679,716.22  1,336,092.703
                                8
 Frank G. Hubbard                                                0.000
                                64,725,950.41  1,289,858.514
                                7
 Howard J. Johnson                                               0.000
                                64,658,954.12  1,356,854.803
                                8
 David E. Maryatt                                                0.000
                                64,756,817.92  1,258,991.009
                                2
 Jerome H. Miller                                                0.000
                                64,635,304.48  1,380,504.448
                                3
 Ken Miller                                                      0.000
                                64,745,957.17  1,269,851.756
                                5
 John J. Murphy                                                  0.000
                                64,676,372.33  1,339,436.594
                                7
 Thomas F. Schlafly                                              0.000
                                64,739,023.14  1,276,785.783
                                8
 Jerry A. Viscione                                               0.000
                                64,708,330.69  1,307,478.233
                                8
 R. Jay Gerken, CFA                                              0.000
                                64,589,947.40  1,425,861.531
                                0

+ Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.


Proposal 2: Revise Fundamental Investment Policies.

        Items Voted On            Votes For        Votes
                                                  Against     Abstenti
                                                                ons

 Borrowing Money                4,998,268.476    123,874.171  255,437.
                                                                   839
 Underwriting                   5,030,637.325     94,254.499  252,688.
                                                                   662
 Lending                        5,003,305.160    136,690.648  237,584.
                                                                   678
 Issuing Senior Securities      5,014,170.791    135,851.500  227,558.
                                                                   195
 Real Estate                    5,029,821.686    118,666.538  229,092.
                                                                   262
 Commodities                    5,012,255.112     96,736.637  268,588.
                                                                   737
 Concentration                  5,008,307.959    102,013.682  267,258.
                                                                   845
 Diversification                5,040,964.886     82,241.637  254,373.
                                                                   963
 Investment in other            5,016,742.107    109,427.212  251,411.
 investment companies                                              167